Exhibit 99.1
Grid Dynamics Reports First Quarter 2024 Financial Results
Revenue of $79.8 million and GAAP Net Loss of $3.9 million
San Ramon, Calif. May 2, 2024 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or “Company”), a leader in enterprise-level digital transformation, today announced results for the first quarter ended March 31, 2024.
We are very pleased to report the first quarter 2024 revenues of $79.8 million that was higher than our outlook range of $77.0 million to $79.0 million that we provided in February 2024. Our Retail and Technology, Media and Telecom (“TMT”) verticals were the two largest verticals during the first quarter of 2024 with 30.9% and 30.1% of our revenues, respectively. Our Finance vertical, representing 12.8% of our first quarter revenues, grew 24% on a sequential basis and 57.2% on a year-over-year basis. Strength in the financial vertical was from multiple customers, ranging from finance technology, banking and insurance. In the first quarter we continued to diversify our industry mix and disaggregated Healthcare and Pharma as a separate industry. During the three months ended March 31, 2024, our Healthcare and Pharma vertical represented 3.8% of our first quarter revenues.
“It was another quarter of solid execution. Our results clearly show that our focus is paying off as we move towards our stated goals. In the first quarter, we witnessed a significant milestone as we reached the highest number of billable engineers in the company’s history, and this is also reflected in a revenue outlook for the second quarter. We were recognized by the Everest group as a leader in its Google Cloud Services Specialists report. This is a clear recognition of the differentiated capabilities that we offer our clients to drive their digital transformation agenda.
In the current economic cycle, spending is under heightened scrutiny. Our strength and reputation for technology leadership, engineering prowess, and delivery excellence positions us as a trusted partner, often leading us to gain business at the expense of our competition. As an example, in 2024, at two of Fortune 1000 retailers, Grid Dynamics was selected as one of the two partners for all digital engineering programs. Additionally, at a large Fortune 500 Telecom company, after evaluating dozens of existing suppliers, they choose Grid Dynamics for all their customer facing applications.
While the current economic uncertainties cannot be overlooked, we are highly focused on execution and wallet share at our new and existing customers. Our capabilities, history of solving complex business problems with technology, and our track record of making positive impacts to our customer’s business positions us well. Our future looks bright, and I look forward to sharing all the exciting things in the next earnings call.” said Leonard Livschitz, CEO.

First Quarter of 2024 Financial Highlights
•Total revenues were $79.8 million, an increase of 2.2% on a sequential basis and flat on a year-over-year basis.
•GAAP gross profit was $27.7 million or 34.7% of revenues in the first quarter of 2024, compared to GAAP gross profit of $28.6 million or 35.7% of revenues in the first quarter of 2023. Non-GAAP gross profit was $28.1 million or 35.3% of revenues in the first quarter of 2024, compared to Non-GAAP gross profit of $29.0 million or 36.3% of revenues in the first quarter of 2023.
•GAAP net loss attributable to common stockholders was $3.9 million, or $(0.05) per share, based on 76.2 million basic weighted-average common shares outstanding in the first quarter of 2024, compared to GAAP net loss of $8.0 million, or $(0.11) per share, based on 74.5 million basic weighted-average common shares outstanding in the first quarter of 2023. Non-GAAP net income was $5.2 million, or $0.07 per diluted share, based on 78.4 million diluted weighted-average common shares outstanding in the first quarter of 2024, compared to Non-GAAP net income of $6.5 million, or $0.08 per diluted share, based on 77.1 million diluted weighted-average common shares outstanding in the first quarter of 2023.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $10.3 million in the first quarter of 2024 compared to Non-GAAP EBITDA of $10.8 million in the first quarter of 2023.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $3.2 million for the three months ended March 31, 2024, compared to $11.7 million for the three months ended March 31, 2023.
•Cash and cash equivalents totaled $249.4 million as of March 31, 2024, compared to $257.2 million as of December 31, 2023.
•Total headcount was 3,892 as of March 31, 2024, compared with 3,744 employees as of March 31, 2023.
Financial Outlook
•The Company expects revenue in the second quarter of 2024 to be in the range of $80.0 million to $82.0 million.
•Non-GAAP EBITDA in the second quarter of 2024 is expected to be between $10.5 million and $11.5 million.
•For the second quarter of 2024, we expect our basic share count to be in the 77.0 - 78.0 million range and diluted share count to be in the 79.0 - 80.0 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income/(loss) for the second quarter of 2024 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, May 2, 2024 to discuss its first quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q1@2024.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides a range of digital transformation consulting and implementation services that includes artificial intelligence, big data, analytics, search, cloud and DevOps. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the globe, including the U.S., Europe, the U,K,, India, Mexico and Jamaica.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents Non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine, as well as its GigaCube strategy.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed May 2, 2024 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND
COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$79,817	$80,080
Cost of revenues	52,152	51,505
Gross profit	27,665	28,575

Operating expenses
Engineering, research, and development	4,372	4,203
Sales and marketing	7,292	5,634
General and administrative	21,543	24,730
Total operating expenses	33,207	34,567

Loss from operations	(5,542)	(5,992)
Other income/(expense), net	2,525	1,682
Loss before income taxes	(3,017)	(4,310)
Provision for income taxes	931	3,660
Net loss	$(3,948)	$(7,970)

Foreign currency translation adjustments, net of tax	(178)	495
Comprehensive loss	$(4,126)	$(7,475)

Loss per share
Basic	$(0.05)	$(0.11)
Diluted	$(0.05)	$(0.11)

Weighted average shares outstanding
Basic	76,151	74,459
Diluted	76,151	74,459

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$249,437	$257,227
Accounts receivable, net of allowance of $1,389 and $1,363 as of March 31, 2024 and December 31, 2023, respectively	53,039	49,824
Unbilled receivables	5,649	3,735
Prepaid income taxes	5,609	3,998
Prepaid expenses and other current assets	8,768	9,196
Total current assets	322,502	323,980
Property and equipment, net	12,552	11,358
Operating lease right-of-use assets, net	10,214	10,446
Intangible assets, net	25,531	26,546
Goodwill	53,868	53,868
Deferred tax assets	7,220	6,418
Other noncurrent assets	3,374	2,549
Total assets	$435,261	$435,165

Liabilities and equity
Current liabilities
Accounts payable	$2,935	$3,621
Accrued compensation and benefits	19,914	19,263
Accrued income taxes	9,895	8,828
Operating lease liabilities, current	4,491	4,235
Accrued expenses and other current liabilities	5,885	6,276
Total current liabilities	43,120	42,223
Deferred tax liabilities	3,164	3,274
Operating lease liabilities, noncurrent	6,166	6,761
Total liabilities	52,450	52,258
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 76,521,182 and 75,887,475 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	401,541	397,511
Accumulated deficit	(19,834)	(15,886)
Accumulated other comprehensive income/(loss)	1,096	1,274
Total stockholders’ equity	382,811	382,907
Total liabilities and stockholders’ equity	$435,261	$435,165

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(3,948)	$(7,970)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,914	1,645
Operating lease right-of-use assets amortization expense	998	650
Bad debt expense	86	20
Deferred income taxes	(912)	(923)
Stock based compensation	11,339	13,257
Other (income)/expenses, net	(287)	23
Changes in assets and liabilities:
Accounts receivable	(3,301)	(2,613)
Unbilled receivables	(1,914)	(921)
Prepaid income taxes	(1,611)	(1,639)
Prepaid expenses and other current assets	382	(368)
Accounts payable	(728)	(691)
Accrued compensation and benefits	651	6,054
Operating lease liabilities	(1,105)	(462)
Accrued income taxes	1,067	3,306
Accrued expenses and other current liabilities	(391)	2,306
Net cash provided by operating activities	3,240	11,674
Cash flows from investing activities
Purchase of property and equipment	(3,197)	(1,589)
Other investing activities, net	(739)	—
Net cash used in investing activities	(3,936)	(1,589)
Cash flows from financing activities
Proceeds from exercises of stock options	571	10
Payments of tax obligations resulted from net share settlement of vested stock awards	(7,569)	(8,951)
Net cash used in financing activities	(6,998)	(8,941)
Effect of exchange rate changes on cash and cash equivalents	(96)	495
Net increase/(decrease) in cash and cash equivalents	(7,790)	1,639
Cash and cash equivalents, beginning of period	257,227	256,729
Cash and cash equivalents, end of period	$249,437	$258,368

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,495	$2,926

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$79,817	$80,080
Cost of revenue	52,152	51,505
GAAP gross profit	27,665	28,575
Stock-based compensation	482	460
Non-GAAP gross profit	$28,147	$29,035

	Three Months Ended March 31,
	2024	2023
GAAP net loss	$(3,948)	$(7,970)
Adjusted for:
Depreciation and amortization	2,914	1,645
Provision for income taxes	931	3,660
Stock-based compensation	11,339	13,257
Transaction and transformation-related costs(1)	454	788
Geographic reorganization(2)	501	691
Restructuring costs(3)	626	443
Other (income)/expense, net(4)	(2,525)	(1,682)
Non-GAAP EBITDA	$10,292	$10,832
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprises of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of loss and comprehensive loss.
(4)Other (income)/expense, net consists primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended March 31,
	2024	2023
GAAP net loss	$(3,948)	$(7,970)
Adjusted for:
Stock-based compensation	11,339	13,257
Transaction and transformation-related costs (1)	454	788
Geographic reorganization (2)	501	691
Restructuring costs(3)	626	443
Other (income)/expense, net(4)	(2,525)	(1,682)
Tax impact of non-GAAP adjustments(5)	(1,209)	996
Non-GAAP net income	$5,238	$6,523
Number of shares used in the GAAP diluted EPS	76,151	74,459
GAAP diluted EPS	$(0.05)	$(0.11)
Number of shares used in the non-GAAP diluted EPS	78,374	77,129
Non-GAAP diluted EPS	$0.07	$0.08
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprises of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of loss and comprehensive loss.
(4)Other (income)/expense, net consists primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended March 31,
	2024	% of revenue	2023	% of revenue
Retail	$24,629	30.9%	$25,396	31.7%
Technology, Media and Telecom	24,033	30.1%	26,811	33.5%
Finance	10,243	12.8%	6,515	8.1%
CPG/Manufacturing	9,559	12.0%	12,646	15.8%
Healthcare and Pharma	3,009	3.8%	3,152	3.9%
Other	8,344	10.4%	5,560	7.0%
Total	$79,817	100.0%	$80,080	100.0%